Exhibit 4.3

ADDENDUM

TO

SUBORDINATED PROMISSORY NOTE
AND

SECURITY AND PLEDGE AGREEMENTS

This Addendum to that certain subordinated promissory note dated January 31, 2019 in the principal amount of six million ($6,000,000) dollars by and between Mulch Manufacturing, Inc. an Ohio corporation (the “Borrower”) and John Spencer or his assigns (the “Holder”) (the “Note” or “John Note”) and related Security and Pledge Agreements, as amended, is entered into effective as of January 31, 2020 by and between John Spencer, Ralph Spencer and the Borrower under the Note.

WHEREAS, the Holder and Borrower entered into the Note on or about January 31, 2019 as part of an Ownership Transfer and Note Repayment Agreement, as well as a Guarantee, Pledge and Security Agreement pursuant to which Ralph Spencer became the sole shareholder of Mulch Manufacturing, Inc., as well as guarantor of the Note that was secured by a pledge of, among other things, the shares of common stock of the Borrower that were conveyed to him. Together the Ownership Transfer and Note Repayment Agreement, the Guarantee, Pledge and Security Agreement are referred to as the, “Related Agreements;”

WHEREAS, neither the Note nor any of the Related Agreements or rights therein have been transferred by John Spencer and John Spencer as the Note Holder, Secured Party and Pledgee of certain shares of Mulch Manufacturing, Inc. common stock has full power and authority to enter into this Addendum to the Note;

WHEREAS, Section 1.1 of the Note requires that quarterly payments of interest only, at a rate of 3% per annum, were to begin on April 1,2019, with an initial payment, as defined therein, of two million dollars ($2,000,000) to be made on June 1,2019. As of the date of this Addendum, all required payments of principal and interest have been made, including the Initial Payment as defined therein; and the Borrower is current with its payment obligations to the Holder such that the outstanding principal balance is now four million dollars ($4,000,000). The quarterly payments of interest only are scheduled to continue for a period of 2 years from the date of issuance and thereafter biannual payments of principal are to be paid in the amount of three hundred thousand dollars ($300,000) are to commence on June 1, 2021 with the next equal principal payment to be made on December 1, 2021. Therefore after the initial two year period, quarterly payments of interest are to continue together with the biannual payments of principal until the Note is paid in foil;

WHEREAS, the Note and Related Agreements were written and executed based on the mutual understanding of the parties that the Ownership Transfer to Ralph Spencer, the resulting equity structure of Mulch Manufacturing and the continuing obligations of the Borrower and Ralph Spencer, would allow the company to continue operations as a privately held company with Ralph Spencer as the sole shareholder. However after entering into the Note and Related Agreements, Ralph Spencer discovered an opportunity to enter into a business combination / share exchange agreement with a publicly traded company that, in addition to allowing him to benefit from the significant synergies that he had identified, would also allow him, as a shareholder in the combined entities, to benefit from what are very high multiples that the U.S. capital markets are providing public companies in this industry (as evidenced by the price-earnings ratios present in comparable public companies such as Site One and Waste Management) However, in executing the Note and Related Agreements, the parties had not contemplated a situation wherein Mulch Manufacturing, Inc. would become a wholly owned subsidiary of a publicly traded company and, as such, the Note contains a number of covenants and the Pledge and Security Agreement cover certain collateral that, while workable in a private ownership structure as originally contemplated, become problematic in a public company structure and would make it difficult for Mulch Manufacturing, Inc. to have its full value realized as part of the public company. Similarly many of the covenants and other terms contained in the Note and Related Agreements would not be well received by the sophisticated investing public or investment banking firms. As such, there are certain modifications to the Note and Related Agreements that are necessary in order for Mulch Manufacturing, Inc. to be positioned so that it may reach its full measure of success as part of a publicly traded company’s operations. The purpose of this Addendum and the modifications to the related Pledge and Security Agreement is to make those modifications for those reasons.

/s/ JS	/s/ AR

WHEREAS, Notwithstanding the modifications set forth below, the intent of this Addendum, Termination and Substitution Agreement is not to disrupt the prior agreement between the parties any more than necessary; nor is it intended to deprive John Spencer as the Note Holder, Secured Party and Pledgee of his security or right to payment Therefore, when a security interest is terminated herein, there is substituted collateral and he will have the option to take such security interests as he deems necessary in lieu of those relinquished to provide a greater level of comfort to the Holder as the company proceeds with the aforementioned business combination and share exchange;

WHEREAS, Under the terms of the Note and related Security Agreement, as amended, the Holder was granted a security interest in all of the assets of Mulch Manufacturing, Inc.. Similarly, there was a Pledge Agreement executed that granted a pledge and security interest in the shares of Mulch Manufacturing, Inc. as well as the membership interests in a number of limited liability companies that hold real estate, all as additional collateral to secure payment of the Note. It would be preferable for the company and its shareholders, including Ralph Spencer as an exchanging shareholder, for the Holder, as a secured party, to release his security interest in all assets of Mulch Manufacturing, Inc. as well as the pledge of Mulch Manufacturing, Inc. common stock that he bolds. Since the amount due under the Note is already fully secured by the real estate held in the various LLC’s, whose membership interests were previously pledged to secure payment of the Note, a release does not materially alter his risk of loss. Similarly it would be better in the context of the contemplated business combination that the pledge granted by Ralph Spencer as security also be released and terminated;

WHEREAS, one of the threshold issues in the Note is that any change of control of the Borrower requires the consent of John Spencer. Therefore, in order for Mulch Manufacturing, Inc. to not be in default under the Note by entering into a share exchange with The Sustainable Green Team, Ltd., John Spencer needs to provide his consent to the change of control and waive compliance with certain other terms set forth in the Note, Security Agreement and Pledge Agreement that would otherwise make it difficult for Mulch Manufacturing, Inc. to operate as part of a publicly traded enterprise;

NOW, THEREFORE, in consideration of the covenants, promises, representations set forth herein, the mutual premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Consent and Removal of Certain Terms and Conditions in Note

1.1 Consent to Change of Control. As a preliminary matter, Sections 3.6 and 7.1 of the Note require the prior written consent of John Spencer prior to a change of control transaction, John Spencer hereby grants such consent and this provision is thereafter removed from the Note and Related Agreements.

1.2 Waiver of Certain Covenants. Sections 3.1 -3.3 and 3.5, 3.7 and 3.8 of the Note all contain covenants that would make it difficult for the Borrower to operate as part of a public company and as such these provisions are hereby waived by John Spencer and the Note is hereby reformed to eliminate those covenants.

/s/ JS	2	/s/ AR

Modification of Note

2.1 Continuing Obligations. Notwithstanding the forgoing, the terms of payment set forth in section 1.1 of the Note shall remain intact and Mulch Manufacturing, Inc. shall be required to continue to make all payments of principle and interest due under the Note, when due, and in accordance with the terms of the Note as stated therein and the personal guarantee of Ralph Spencer made in connection with the Note shall remain in place until such time as all principal and interest due under the Note have been paid in full.

2.2 Pari Passu Payments. Notwithstanding the payment obligations set forth in Section 1.1 of the Note, for any repayment of indebtedness to be made to Ralph Spencer by Mulch Manufacturing, Inc., the Holder must be paid an equal amount on a “dollar for dollar basis” until all accrued and unpaid interest and any unpaid principal on the Note have been paid to the Holder in full. Thus for each dollar paid to Ralph Spencer on the company’s indebtedness to him, the Note Holder shall receive an equal dollar, until the Note is paid in full.

Partial Release of Security Agreement and Release of Pledge

3.1 Termination of Security Interest. Under the terms of the Note and related Security Agreement as amended, the Holder was granted a security interest in all of the assets of Mulch Manufacturing, Inc.. The Holder, as a secured party, hereby partially releases his security interest in certain collateral and specifically releases his security interest as to any and all assets of Mulch Manufacturing, Inc. that were included in the related Security Agreement, as amended.

3.2 Release of Pledge. In connection with the Note and Related Documents, Ralph Spencer pledged shares of Mulch Manufacturing, Inc. common stock to the Note Holder as security. By execution of this Addendum, the Holder hereby releases such security interest and pledge.

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

Borrower:	Holder and Pledgee:
Mulch Manufacturing, Inc.

/s/ Ralph Spencer
Ralph Spencer, CEO	John Spencer, Individually

Guarantor:

/s/ Ralph Spencer
Ralph Spencer, Individually

3	/s/ AR

ADDENDUM

TO

SUBORDINATED PROMISSORY NOTE
AND

SECURITY AND PLEDGE AGREEMENTS

This Addendum to that certain subordinated promissory note dated January 31, 2019 in the principal amount of six million ($6,000,000) dollars by and between Mulch Manufacturing, Inc. an Ohio corporation (the “Borrower”) and John Spencer or his assigns (the “Holder”) (the “Note” or “John Note*’) and related Security and Pledge Agreements, as amended, is entered into effective as of January 31, 2020 by and between John Spencer, Ralph Spencer and the Borrower under the Note.

WHEREAS, the Holder and Borrower altered into the Note on or about January 31,2019 as part of an Ownership Transfer and Note Repayment Agreement, as well as a Guarantee, Pledge and Security Agreement pursuant to which Ralph Spencer became the sole shareholder of Mulch Manufacturing, Inc., as well as guarantor of the Note that was secured by a pledge of, among other things, the shares of common stock of the Borrower that were conveyed to him. Together the Ownership Transfer and Note Repayment Agreement, the Guarantee, Pledge and Security Agreement are referred to as the, “Related Agreements;**

WHEREAS, neither the Note nor any of the Related Agreements or rights therein have been transferred by John Spencer and John Spencer as the Note Holder, Secured Party and Pledgee of certain shares of Mulch Manufacturing, Inc. common stock has full power and authority to enter into this Addendum to the Note;

WHEREAS, Section 1.1 of the Note requires dial quarterly payments of interest only, at a rate of 3% per annum, were to begin on April 1, 2019, with an initial payment, as defined therein, of two million dollars ($2,000,000) to be made on June 1, 2019. As of the date of this Addendum, all required payments of principal and interest have been made, including the Initial Payment as defined therein; and the Borrower is current with its payment obligations to the Holder such that the outstanding principal balance is now four million dollars ($4,000,000). The quarterly payments of interest only are scheduled to continue for a period of 2 years from the date of issuance and thereafter biannual payments of principal are to be paid in the amount of three hundred thousand dollars ($300,000) are to commence on June 1, 2021 with the next equal principal payment to be made on December 1, 2021. Therefore after the initial two year period, quarterly payments of interest are to continue together with the biannual payments of principal until the Note is paid in full;

WHEREAS, the Note and Related Agreements were written and executed based on the mutual understanding of the parties that the Ownership Transfer to Ralph Spencer, the resulting equity structure of Mulch Manufacturing and the continuing obligations of the Borrower and Ralph Spencer, would allow the company to continue operations as a privately held company with Ralph Spencer as the sole shareholder. However after entering into the Note and Related Agreements, Ralph Spencer discovered an opportunity to enter into a business combination / share exchange agreement with a publicly traded company that, in addition to allowing him to benefit from the significant synergies that he had identified, would also allow him, as a shareholder in the combined entities, to benefit from what are very high multiples that the U.S. capital markets are providing public companies in this industry (as evidenced by the price-earnings ratios present in comparable public companies such as Site One and Waste Management.) However, in executing the Note and Related Agreements, the parties had not contemplated a situation wherein Mulch Manufacturing, Inc. would become a wholly owned subsidiary of a publicly traded company and, as such, the Note contains a number of covenants and the Pledge and Security Agreement cover certain collateral that, while workable in a private ownership structure as originally contemplated, become problematic in a public company structure and would make it difficult for Mulch Manufacturing, Inc. to have its full value realized as part of the public company. Similarly many of the covenants and other terms contained in the Note and Related Agreements would not be well received by the sophisticated investing public or investment banking firms. As such, there are certain modifications to the Note and Related Agreements that are necessary in order for Mulch Manufacturing, Inc. to be positioned so dial it may reach its full measure of success as part of a publicly traded company’s operations. The purpose of this Addendum and the modifications to the related Pledge and Security Agreement is to make those modifications for those reasons.

/s/ AB

WHEREAS, Notwithstanding the modifications set forth below, the intent of dtis Addendum, Termination and Substitution Agreement is not to disrupt the prior agreement between the parties any more than necessary; nor is it intended to deprive John Spencer as the Note Holder, Secured Party and Pledgee of his security or right to payment. Therefore, when a security interest is terminated herein, there is substituted collateral and he will have the option to take such security interests as he deems necessary in lieu of those relinquished to provide a greater level of comfort to the Holder as the company proceeds with the aforementioned business combination and share exchange;

WHEREAS, Under the terms of the Note and related Security Agreement, as amended, the Holder was granted a security interest in all of the assets of Mulch Manufacturing, Inc.. Similarly, there was a Pledge Agreement executed that granted a pledge and security interest in the shares of Mulch Manufacturing, Inc. as well as the membership interests in a number of limited liability companies that hold real estate, all as additional collateral to secure payment of the Note. It would be preferable for the company and its shareholders, including Ralph Spencer as an exchanging shareholder, for the Holder, as a secured party, to release his security interest in all assets of Mulch Manufacturing, Inc. as well as the pledge of Mulch Manufacturing, Inc. common stock that he holds. Since the amount due under the Note is already fully secured by the real estate held in the various LLC’s, whose membership interests were previously pledged to secure payment of the Note, a release does not materially alter his risk of loss. Similarly it would be better in the context of the contemplated business combination that the pledge granted by Ralph Spencer as security also be released and terminated;

WHEREAS, one of the threshold issues in the Note is that any change of control of the Borrower requires the consent of John Spencer. Therefore, in order for Mulch Manufacturing, Inc. to not be in default under the Note by entering into a share exchange with The Sustainable Green Team, Ltd., John Spencer needs to provide his consent to the change of control and waive compliance with certain other terms set forth in the Note, Security Agreement and Pledge Agreement that would otherwise make it difficult for Mulch Manufacturing, Inc. to operate as part of a publicly traded enterprise;

NOW, THEREFORE, in consideration of the covenants, promises, representations set forth herein, the mutual premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Consent and Removal of Certain Terms and Conditions in Note

1.1 Consent to Change of Control. As a preliminary matter, Sections 3.6 and 7,1 of the Note require the prior written consent of John Spencer prior to a change of control transaction, John Spencer hereby grants such consent and this provision is thereafter removed from the Note and Related Agreements.

1.2 Waiver of Certain Covenants. Sections 3.1 -3.3 and 3.5, 3.7 and 3.8 of the Note all contain covenants that would make it difficult for the Borrower to operate as part of a public company and as such these provisions are hereby waived by John Spencer and the Note is hereby reformed to eliminate those covenants.

2	/s/ AB

Modification of Note

2.1 Continuing Obligations. Notwithstanding the forgoing, the terms of payment set forth in section 1.1 of the Note shall remain intact and Mulch Manufacturing, Inc. shall be required to continue to make all payments of principle and interest due under the Note, when due, and in accordance with the terms of the Note as stated therein and the personal guarantee of Ralph Spencer made in connection with the Note shall remain in place until such time as all principal and interest due under the Note have been paid in hill.

2.2 Pari Passu Payments. Notwithstanding the payment obligations set forth in Section 1.1 of the Note, for any repayment of indebtedness to be made to Ralph Spencer by Mulch Manufacturing, Inc., the Holder must be paid an equal amount on a ‘‘dollar for dollar basis” until all accrued and unpaid interest and any unpaid principal on the Note have been paid to the Holder in full. Thus for each dollar paid to Ralph Spencer on the company’s indebtedness to him, the Note Holder shall receive an equal dollar, until the Note is paid in full.

Partial Release of Security Agreement and Release of Pledge

3.1 Termination of Security Interest. Under the terms of the Note and related Security Agreement as amended, the Holder was granted a security interest in all of the assets of Mulch Manufacturing, Inc.. The Holder, as a secured party, hereby partially releases his security interest in certain collateral and specifically releases his security interest as to any and all assets of Mulch Manufacturing, Inc. that were included in the related Security Agreement, as amended.

3.2 Release of Pledge. In connection with the Note and Related Documents, Ralph Spencer pledged shares of Mulch Manufacturing, Inc. common stock to the Note Holder as security. By execution of this Addendum, the Holder hereby releases such security interest and pledge.

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

Borrower:	Holder and Pledgee
Mulch Manufacturing, Inc.

/s/ John Spencer
Ralph Spencer, CEO	John Spencer, Individually

Guarantor:

Ralph Spencer, Individually

3	/s/ AB

OHIO ‘STATUTORY SHORT FORM OF ACKNOWLEDGMENT’ - INDIVIDUAL

§147-55(A)

State of Ohio Country of Franklin

The foregoing instrument was acknowledged before me this 02/07/2020 by Date

/s/ John Spencer
Name of Person Acknowledging

/s/
Signature of the Person Taking Acknowledgment

Notary Public
Title or Rank
Affix Seal Here

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reottachmenl of this form to an unintended document.

Description of Attached Document

Title of Type of Document: Addendum to Subordinated to promissory note and security pledge agreements

Document Date: 1/31/2019 Number of pages 3

Signer(s) Other Than Named Above: N/A

©2019 National Notary Association

M1908-05 (09/19)

/s/ AB